Exhibit 99.A

Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including any and all amendments thereto) with respect to the common shares, par value US$0.01 per share, of iKang Healthcare Group, Inc., a Cayman Islands company, and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of February 13, 2015.

Ligang Zhang		/s/ LIGANG ZHANG
Ligang Zhang

Time Intelligent Finance Limited	By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Director

ShanghaiMed, Inc.	By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Director

TMF (Cayman) Ltd.	By:	/s/ LIU KIN WAI / YEU CHI FAI
Name: Liu Kin Wai / Yeu Chi Fai
Title: Authorized Signatories

Time Evergreen Company Limited	By:	/s/ LIGANG ZHANG
Name: Ligang Zhang
Title: Director